Exhibit 11

802 N Washington St

Spokane,WA 99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by inclusion in this Offering Statement on Form 1-A, Amendment 2 of our audit report dated July 16, 2021, with respect to the consolidated balance sheets of Gin & Luck Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2020 and 2019.

/s/ Fruci & Associates II, PLLC

Spokane, Washington

July 26, 2021